Personal Trading Policy Gift and Entertainment Policy Outside Business Activity Policy Revised January 1, 2013

Table of Contents Introduction 3 Personal Trading Policy 5 Personal Trading Profiles 5 Caution Regarding Personal Trading Activities 6 General Prohibitions 6 Personal Trading – Reporting Requirements 7 Account Disclosures 7 Duplicate Statements 8 Holdings Disclosures 8 Personal Trading – Transactions in Janus Funds 9 Ninety Day Rule 9 Investment Persons Janus Funds Semi-Annual Certification 9 Personal Trading – Transactions in Covered Securities 10 Covered Securities 10 Preclearance Requirements for Access and Investment Persons 11 Blackout Periods for Trading in Covered Securities 12 Sixty Day Rule – Prohibition on Short Term Profits 12 Best Price Rule 12 Pre-Approved ETF List 13 Portfolio Manager and Research Analyst Trading Rule 13 Research Analyst Conflict Disclosure 13 Excluded Transactions 14 Discretionary Accounts 14 Personal Trading – Transactions in Janus Capital Group (JNS) Securities 15 Restricted Person Rules for Trading JNS 15 Section 16 Requirements 16

Gift and Entertainment Policy 17 Prohibitions 17 Gifts 18 Entertainment 19 Business Accommodations 19 Disclosure Requirements 20 ERISA Plan Prohibitions 20 Outside Business Activity Policy 21 Disclosure Requirements 21 Non-Profit Organizations 21 Pre-Approval Required 21 Janus Fund Trustees 22 Communications with the Janus Investment Team 22 Reporting Requirements for Trustees 22 Trading Rules for Trustees 22 Gifts and Entertainment Policy for Trustees 23 Janus Capital Group Directors 24 Enforcement Guidelines 25 Ethics Committee Sanctions 25 Additional Sanctions 26 Reporting Violations 26 Glossary 27 Appendix A – Securities Matrix 29 Appendix B – Pre-Approved ETF List 31

Introduction As an investment adviser, Janus is entrusted with the assets of our Clients for investment purposes. As a result, it is critical that the interests of our Clients be placed before our own and that any personal activities or securities transactions are conducted in a manner as to avoid even the appearance of a conflict of interest. The Janus Ethics Rules serve as a set of guiding principles to ensure that when we enter into personal transactions and other activities, our Clients are first and foremost in our minds. Complying with the Ethics Rules is a key part of earning and keeping our Clients’ trust. To protect this trust, we will hold ourselves to the highest ethical standards. Our Commitment to Ethical Standards The Janus Ethics Rules help ensure that our professional and personal conduct preserves Janus’ integrity and reputation. These Ethics Rules apply to all employees and contractors at Janus, INTECH, Perkins and our other U.S. and international affiliates (collectively referred to as “Janus,” “we,” “our” and “Company”). Portions of these Ethics Rules may also apply to others including certain members of your family. Our Ethics Rules include our: • Personal Trading Policy • Gifts and Entertainment Policy • Outside Business Activity Policy Know the Ethics Rules • Read, understand and comply with the Ethics Rules • Seek help if you have questions about the Ethics Rules • Certify annually that you reviewed and agree to comply with the Ethics Rules

Janus created the Ethics Rules to abide by SEC rules for registered investment advisers and registered investment companies that are designed to prevent fraudulent, deceptive and manipulative trading practices by our employees. Compliance with these rules requires adopting a written code of ethics, maintaining certain records and enforcing the code of ethics. The administration and monitoring of our Ethics Rules is the responsibility of Compliance with oversight by the Ethics Committee. Janus Fund Trustees and Janus Capital Group Directors must also adhere to applicable portions of our Ethics Rules. These are outlined in the Trustees’ and Directors’ section of this document. Q What is the Ethics Committee? A The Ethics Committee is comprised of senior leaders throughout Janus Capital Group. The Committee meets quarterly or more often as needed, to review potential violations of our Ethics Rules, our Corporate Code of Business Conduct and other related policies. Your Commitment to Ethical Standards You are required to conduct Janus’ business with the highest ethical and legal standards. Ethical standards to which we are committed, and for which you are individually accountable, include: • Placing the interests of our Clients first. • Complying with legal regulations. • Acting with the highest degree of ethical standards. • Avoiding or, where applicable, disclosing conflicts of interest. • Safeguarding material, non-public information regarding Janus and our Clients, including current portfolio transactions, except under the Portfolio Holdings Disclosure Policies which can be found on My Janus > Company Policies.

Personal Trading Policy The Personal Trading Policy requires that you disclose investment accounts for you and those living with you and, depending on your Personal Trading Profile, the securities and transactions in those accounts must also be disclosed. These disclosures must be completed within ten days of your hire date and certified to annually thereafter. Janus monitors your compliance with the Ethics Rules using an online system, MyComplianceOffice. Personal Trading Profiles Compliance assigns you a Personal Trading Profile based on your function and access to information such as portfolio holdings and Client trading information. Your profile determines which personal trading rules apply to your trading activity. The potential for conflict between personal trading and Client trading is the greatest for employees who have significant knowledge about Client trading and therefore those employees have more extensive trading restrictions. Certain departments, or levels, will have the same profile, regardless of individual knowledge. The Personal Trading Profiles are as follows: Non-Access Person: You are a Non-Access Person if you do not have access to non-public information regarding the portfolio holdings or trading of securities in Client accounts. Access Person: You are an Access Person if you have access to non-public information regarding the portfolio holdings or trading of securities in Client accounts. Investment Person: You are an Investment Person if you have access to non-public information regarding portfolio holdings and: • have access to information regarding active trades or recommendations for future trades, • make, or participate in making, decisions regarding the trading of securities in any Client account, or • assist in the trading process. Q How do I find out what my Personal Trading Profile is? A Your profile is listed under “More Details” on your People Finder page.

Examples of Personal Trading Profiles by Department: Non-Access Persons • Fund Services • Human Resources Access Persons • Corporate Accounting • Fund Accounting • Global Operations • Institutional Sales • Internal & External Sales • Legal • Marketing Investment Persons • Compliance • Investments • Product Development • Trade Operations • Executive Committee Members Caution Regarding Personal Trading Activities Access and Investment Persons are subject to significant trading restrictions in the Personal Trading Policy. It is important to understand that under certain circumstances you may not be able to close out or sell your position in a security due to our Personal Trading Policy. If this happens, Janus will not reimburse you for your personal losses. In addition, in some instances the Personal Trading Policy may require you to surrender profits realized in connection with a transaction. When this happens, you will be asked to pay the money to a charitable organization selected by the Ethics Committee. General Prohibitions • You may not purchase securities in an Initial Public Offering (IPO). • You may not profit, or cause others to profit, based on your knowledge of completed or contemplated Client transactions. • You may not engage in fraudulent conduct in connection with the trading of securities in a Client account. • You may not personally benefit by causing a Client to act, or fail to act, in making investment decisions. • You are prohibited from conducting personal trades with an individual trader who also trades securities on behalf of Janus and our Clients.

Personal Trading – Reporting Requirements Account Disclosures Regardless of your personal trading profile, you must disclose all brokerage accounts in which you have Beneficial Ownership. Additionally, you must disclose any account which holds or can hold Janus products (e.g., mutual funds, hedge funds or subadvised products). Q What is Beneficial Ownership? A You are the beneficial owner of any account in which you have a direct or indirect financial interest. This includes accounts held in the name of: • your spouse or equivalent domestic partner • your minor children • a relative sharing your home • trusts for which you are a beneficiary If you open a new brokerage account, Janus Fund account, or purchase a Janus subadvised product during your tenure with Janus, you must immediately disclose the account to Compliance. FINRA registered employees must also inform the brokerage firms where they have personal accounts that they are registered with Janus Distributors LLC. Q I am opening a new account and a question on the application asks if work for a brokerage firm. How should I answer? A Answer “Yes.” Janus is a financial services firm and has an affiliated broker-dealer, Janus Distributors LLC.

Duplicate Statements Once you have disclosed your accounts, Compliance will notify your broker and request duplicate statements and confirmations. You must allow your brokers or financial institutions to provide this information. If your broker is unable or unwilling to do this or if you have investments that are not reported through your brokerage accounts (e.g., private placements, inheritances or gifts), you must provide these statements and confirmations to Compliance within thirty (30) days after the end of each calendar quarter. Holdings Disclosures All Access and Investment Persons must also disclose any Covered Securities held in your accounts. Examples of Covered Securities include: • stocks • bonds • exchange traded funds (ETFs) • hedge funds • private placements/limited offerings Access and Investment Persons’ trades in Covered Securities are subject to additional restrictions including preclearance requirements. See Transactions in Covered Securities for more information. Q I have a 401(k) account from my previous employer. Do I need to disclose it? A Only if the account holds the previous employer’s stock or Janus Funds, or if it has full brokerage options. Accounts that only hold non-Janus mutual funds do not require disclosure. Q I own stock shares that are still in certificated form. Do I need to disclose them? A Yes. Even if the securities are held outside of a brokerage account, you must disclose them in MyComplianceOffice.

Personal Trading – Transactions in Janus Funds You may choose to invest personally in Janus Funds, either through our 401(k) plan, a retail direct account, or an intermediary firm. While you are not required to preclear your transactions in Janus Funds, you must report all accounts that you beneficially own with holdings in Janus Funds. All Janus Funds (with the exception of the money market funds) are intended for long-term investment purposes. Like any Janus Fund shareholder, you are required to adhere to the Excessive Trading Policies and Procedures in the Janus Funds’ prospectuses. Additionally as a Janus employee, you are also subject to the rules below. Ninety Day Rule Trading in and out of Janus Funds within 90 days is discouraged. If you do, then you must surrender any profits resulting from the purchase and subsequent sale, or sale and subsequent purchase, of the same fund. The ninety day period starts on the day of the original transaction. The Ninety Day Rule does not apply to systematic transactions such as payroll deduction, automatic monthly investments, or 401(k) contributions. However, it does apply to all other non-systematic transactions, including manual rebalancing. Profit calculations are determined by the Last-in, First-out (LIFO) method. Q I have an emergency and need to raise cash. Is it possible to request a waiver of the Ninety Day Rule? A Yes, contact compliance@janus.com and they will present your request to the Ethics Committee which may grant an exception or waiver based on your circumstances. Investment Persons Janus Funds Semi-Annual Certification Trading Janus Funds based on knowledge of material, non-public information is prohibited. Semi-annually, each Investment Person certifies in MyComplianceOffice whether or not their directed transactions in Janus Funds were made based on knowledge of material, non-public information.

Personal Trading – Transactions in Covered Securities The trading restrictions of the Ethics Rules are designed to mitigate or eliminate any potential conflict that may occur between personal securities trading by Access and Investment Persons and Janus’ security trading. The following restrictions apply to all personal trading in Covered Securities by Access and Investment Persons in accounts they beneficially own. Q Why is my spouse required to follow Janus’ personal trading restrictions? A Because you are in a position to influence the trading in your spouse’s accounts. In addition, the SEC defines beneficial ownership to include accounts held in the name of a spouse or equivalent domestic partner. Covered Securities Covered Securities generally include all individual securities, whether publicly or privately traded, and any derivative thereof. The table below illustrates commonly traded securities and whether they are considered Covered Securities or Non-Covered Securities under our Ethics Rules. Please refer to Appendix A for a more complete list. Covered Securities • Stocks • Corporate Bonds • Municipal Bonds • REITs • Private placements • Hedge funds • Closed-end funds • ETFs Non-Covered Securities • Mutual funds (open-end) • CDs • U.S. Treasury Notes • TIPS • UITs • Commodities • Currency or commodities futures

Preclearance Requirements for Access and Investment Persons Requesting Preclearance As an Access/Investment Person, you and your related parties (your spouse, minor children and other adult family members living in your household) must preclear any trades in Covered Securities via MyComplianceOffice, unless the transaction meets one of the provisions noted in the Excluded Transactions section. Q How long does the preclearance process take? A The process depends on your Personal Trading Profile and the specific security you are trading. In general, it can take up to one week to receive approval. Contact compliance@janus.com with questions. Four-Day Trading Window After submitting your request in MyComplianceOffice, Compliance will notify you by email if it has been approved or denied. If your request is approved, you have four (4) business days (from and including the day you are notified) to execute the trade. Open orders, including stop loss orders, are generally not allowed unless the order is completed within the four-day period. You must re-submit a request for approval for transactions not executed within the four day effective period. Option Contracts If your request is for an option contract, you must include all details of the trade in the request. This includes information on the type of option (call/put), whether you are the buyer (holder, long, debit), or the seller (writer, short, credit), the strike price, and the expiration date. If you receive approval for the initial option contract, then the preclearance requirement and four-day trading window does not apply if the option is called or assigned in accordance with the initial terms of the contract. However, if you wish to exercise the option outside of the initial call or assignment terms, additional preclearance is required and the four-day trading window applies. Requests for the purchase or sale of option contracts will be declined if the expiration date occurs within 60 days of the initial contract date.

Blackout Periods for Trading in Covered Securities Generally, Access and Investment Persons will not be granted preclearance to trade in a Covered Security when there is a pending buy or sell order for a Client in that same security. Additionally, Investment Persons will generally not be granted preclearance to trade in a Covered Security within seven (7) calendar days before or after a Client trade in the same security. Q I have tried to sell a holding for the past several weeks and we are always actively trading it so my request was denied. What are my options? A Contact compliance@janus.com and they will help you request a waiver of the blackout period depending on the circumstances. Other rules may still apply, such as the Best Price Rule. Sixty Day Rule – Prohibition on Short Term Profits Because Janus focuses on long term investing for our Clients, we discourage short term personal trading. Access and Investment Persons are required to surrender of any profits resulting from the purchase and sale, or sale and purchase, of the same Covered Security within sixty (60) calendar days. Calculations are determined by the Last-in, First-out (LIFO) method. The prohibition includes short sales and the corresponding buy to cover the transaction if they occur within sixty days of each other. Best Price Rule In some cases, you will receive preclearance to trade in a security and then the same security will later be traded in a Janus Client Account. If you buy or sell a Covered Security within one (1) business day (Access Persons) or five (5) business days (Investment Persons) before the same security is bought or sold on behalf of any Client, you must surrender any price advantage realized.

Pre-Approved ETF List The Pre-Approved ETF List (Appendix B) is comprised of certain large market index, commodity and treasury exchange traded funds. Securities on this list are exempt from the Preclearance, Sixty-Day and Best Price Rules, but are still subject to the Reporting Requirements. The list is reviewed and approved quarterly by the Janus and Perkins CIOs, the VP of Equity Trading and the Ethics Committee. Portfolio Manager and Research Analyst Trading Rules Portfolio Managers are generally prohibited from trading personally in any Covered Securities. Research Analysts are generally prohibited from trading personally in Covered Securities that are within the sector they cover. However, the following types of transactions are exempt from the trading ban, but may be subject to other rules such as preclearance and the Best Price Rule: 1. The purchase or sale of Non-Covered Securities or Janus Capital Group (JNS) securities. 2. The sale of any security that is not held by any Client. 3. The sale of any security in order to raise capital to fund a significant life event. 4. The purchase or sale of any security that is not a permissible investment for any Client. 5. The purchase or sale of long-only positions in ETFs on the Pre-Approved ETF list Research Analyst Conflict Disclosure If you are making a recommendation to invest in securities for a Client, and you have a material interest in the security or issuer of the security, you must disclose such interest to the Investment Team with your recommendation.

Excluded Transactions The following transactions are excluded from the Covered Securities trading restrictions: • Transactions involving futures or options in foreign currencies. • The acquisition of: o securities as a result of a Corporate Action o securities as a result of a gift or inheritance o an employer’s securities through an employer retirement plan such as 401(k) plan or stock purchase plan (Note: The subsequent sale of any securities acquired is subject to all of the trading restrictions of the Personal Trading Policy.) • Gifts of Covered Securities to eligible charitable organizations. Discretionary Accounts The trading restrictions on Covered Securities do not apply to any investment vehicle for which you have no direct or indirect influence or control. Examples include adviser-managed accounts, discretionary brokerage accounts, or investment clubs where you do not have the ability to make investment recommendations. In order to rely upon this provision you must receive approval from the Ethics Committee. To receive approval, you must submit documentation to Compliance demonstrating that all trading in the account is under the sole discretion of your adviser or other designee. Once an account is approved as a discretionary account (also called Non-Influence/Non-Control or NINC), you must provide Compliance with duplicate account statements and trade confirmations. Discretionary accounts are prohibited from purchasing securities in IPOs. Additionally, because discretionary accounts are subject to preclearance requirements for trades in JNS securities, you should not hold JNS securities in these accounts.

Personal Trading – Transactions in Janus Capital Group (JNS) Securities Janus Capital Group (JNS) is a publicly traded company and, as an employee or contractor of Janus, all of your trades in securities issued by JNS are monitored. You may not engage in transactions in JNS securities if they are speculative in nature. For example, speculative trading includes short sales, transactions in “put” or “call” options or similar derivative transactions. You also are discouraged from short term trading in JNS securities. Insider trading laws prohibit the trading of securities based on your knowledge of material, non-public information. If you routinely have access to material, non-public information regarding JNS, you are deemed a Restricted Person and are subject to the additional policies outlined below. Q What is Material, Non-Public Information (MNPI)? A Information should be considered “material” if a reasonable investor would consider it important in making his or her decisions to buy, sell or hold the securities. Either good news or bad news may be material. Information remains “non-public” until it has been broadly disclosed to the marketplace (such as by press release or public filing with the SEC) and the investing public has had time to fully absorb the information. Restricted Person Rules for Trading JNS Preclearance As a Restricted Person, you and your related parties (your spouse, minor children and other adult family members living in your household) must preclear any trades in JNS securities via MyComplianceOffice. This includes in-kind charitable gifts of JNS securities. Compliance typically notifies you of your approval or denial within 24 hours. The acquisition of JNS stock through Janus’ Employee Stock Purchase Plan (ESPP) or the grant of JNS securities as part of a compensation or benefit plan does not require preclearance. Window Period As a Restricted Person, you may only trade in JNS during the Window Period. The Window Period generally opens the day after JNS publicly announces its quarterly earnings and closes ten (10) calendar days prior to each quarter end. Unless you have received permission from Compliance, you may not trade JNS securities outside the Window Period.

Section 16 Requirements Certain Officers and all Directors are considered “company insiders” under Section 16 of the Exchange Act. Any transaction in JNS securities by these individuals requires additional reporting to the SEC. If you are a Section 16 Officer, we will provide you with a copy of the Section 16 Policy and compliance with the provisions of that Policy is required.

Gift and Entertainment Policy The Gift and Entertainment Policy is applicable to all employees of Janus. Our policy applies to any gifts or entertainment you give to or receive from a Client or Business Relationship. You must adhere to our Gift and Entertainment Policy and ensure that your activity does not raise any question of impropriety. A question of impropriety occurs if a gift influences or gives the appearance of influencing the recipient. Some Janus business units have supplemental policies regarding gifts and entertainment, which may require additional reports or approvals. You are responsible for knowing the policies of your business unit that are applicable to you. Only the Chief Compliance Officer or your Compliance Representative is authorized to grant waivers of this policy. All waivers are submitted to the Ethics Committee for review. Prohibitions You may not: • Give or receive cash, loans or personal services on behalf of Janus, even if these fall within the dollar limits outlined below. • Receive special discounts unless they are available to all other Janus employees (i.e., a discount coupon from a retail store). • Give or receive a gift if it could be perceived by others as engaging in bribery or a consideration for a business favor. • Request a gift, such as tickets to a sporting event.

Gifts A gift is any item of value that is given to or received from a Client or Business Relationship. Limits on Gift Giving and Receiving In general, the annual limit for gift giving or receiving is $100. Neither you nor members of your immediate family should give or receive any gift or series of gifts to or from any single Client or Business Relationship valued in excess of $100 per calendar year. You may accept a token gift only when the value involved is not material and clearly will not place you under any real or perceived obligation to the donor or raise any question of impropriety. In the event the aggregate fair market value of all gifts received by you from any single Business Relationship is estimated to exceed $100 per year, you must immediately notify your manager. Gifts are considered material in value if they influence or give the appearance of influencing the recipient. Managers who receive a notification must report this information to the Chief Compliance Officer or your Compliance representative. Charitable Contributions on Behalf of Clients You must obtain advance approval from Compliance before making a charitable contribution on behalf of a Client or financial intermediary. Q I would like to provide an international business relationship with a gift but I think the rules are different internationally. Is it still ok? A Always check with your Compliance or Legal Representative before giving a gift or anything of value to an international business relationship.

Entertainment Entertainment includes items such as a ticket to a sporting event or the theater, green fees, an invitation to a reception or cocktail party or other comparable events. In order to qualify as entertainment the offerer must attend the event with you. Otherwise, it is considered a gift. In general, providing or receiving entertainment is permissible so long as it is: • business related (offerer must attend with recipient) • reasonable in cost • appropriate as to time and place • infrequent Limits Generally, the limit for providing or receiving entertainment is $300 per event for an individual and up to $600 per event for the individual and their guest. These limits apply to the total market value (not face value) of the outing, including meals, travel (airfare/hotels/cars), sporting events, limo rides, etc. The aggregate value of all such benefits may not exceed $1,500 per Business Relationship, per calendar year. Q A broker offered me two tickets to a hockey game, worth $125 each. Can I accept them? A If the broker is not attending with you, the tickets are considered a gift and not allowed because it is over the $100 limit. If the broker is in attendance, this is considered entertainment and is allowed because it is below the $300 limit. Business Accommodations Travel Expenses In general, Janus must pay for all business related travel and lodging expenses for employees. For example, when you are invited to tour a company’s facilities or meet with representatives of a company, Janus, and not the company, must pay for your travel and lodging expenses. A Business Relationship may pay for certain travel expenses that are not readily ascertainable or are considered insubstantial (for example, a shared cab fare).

Conferences and Industry Events Janus employees are frequently requested to speak at industry conferences and events. In some situations the speech or appearance involves travel, lodging, entertainment or other customary speaker amenities (business accommodations). If the Business Relationship offers to pay for all or a portion of the business accommodations and the amount exceeds the Gift and Entertainment Policy, you are required to have the payment pre-approved by both your manager and the Chief Compliance Officer or your Compliance representative. Disclosure Requirements You are required to promptly disclose gifts, entertainment and/or business accommodations received if the value is greater than $50. Certain members of the Investment Team are required to report each month any gifts and entertainment received. All employees are required to certify annually that any gifts and entertainment received complied with our policy. All disclosures and certifications are completed in MyComplianceOffice. ERISA Plan Prohibitions You are prohibited from receiving any gifts or entertainment if the gift or entertainment is based in whole or in part on the amount of business Janus conducts with ERISA Plans, either directly or indirectly through intermediaries. However, this prohibition does not apply if you would have received the gift or entertainment regardless of whether Janus provided services to an ERISA Plan and the gift or entertainment cannot be reasonably allocated to Janus’ services.

Outside Business Activity Policy Your business activity outside of your relationship with Janus may create or appear to create a conflict of interest. In order for Janus to identify and mitigate actual or potential conflicts of interest, Compliance and the Ethics Committee review all your outside business activities. Disclosure Requirements If you are engaged in any business activity outside the scope of your relationship with Janus either as a proprietor, partner, officer, director, employee, trustee, agent or otherwise, you are required to disclose this activity in MyComplianceOffice. Non-Profit Organizations You are not required to disclose activity that is exclusively charitable, civic, religious or fraternal and is recognized as a tax exempt 501(c)3 organization. While these positions do not require disclosure, you may not provide investment advice specific to security or issuer selection. Pre-Approval Required Pre-approval from the Ethics Committee is required before engaging in any securities-related employment or employment that could be viewed as being a conflict of interest. As a general rule, employees are not allowed to serve on the board of directors of any publicly-traded company. Q I’ve just applied to work at a local department store on weekends during the holidays to earn some extra income. Do I need to disclose that? A Yes. Any outside employment, regardless of the industry, needs to be disclosed in MyComplianceOffice.

Janus Fund Trustees The following provisions apply to the Independent Fund Trustees of the Janus Investment Fund and the Janus Aspen Series. Interested Trustees are subject to the provisions of the Ethics Rules that apply to their Personal Trading Profile. Communications with the Janus Investment Team Janus provides regular information about investment activities in board meetings, meetings of the Trustees’ Investment Oversight Committee where portfolio managers meet and present to the Trustees, on the Trustee website, and ongoing communications between Janus and the Trustees. In addition, Janus personnel respond to inquiries from Trustees, particularly as they relate to general strategy considerations or economic or market conditions affecting the Funds. The mutual funds holdings disclosure policy specifically provides that, for legitimate business purposes, the Trustees may receive non-public portfolio holdings. With regard to specific holdings, however, Janus typically does not communicate specific trading or holdings information to Trustees except as set forth above and in accordance with the policy. Any pattern of repeated requests for specific trading information not in accordance with the mutual funds holdings disclosure policy will be reported to the Chief Compliance Officer. Reporting Requirements for Trustees Account Disclosure As a Fund Trustee, you must disclose to Compliance any new and existing accounts in which you have beneficial ownership through which shares of Janus Funds are held. You must complete the disclosures, and certify annually thereafter, in MyComplianceOffice. In addition, you must allow your brokers or financial institutions to provide duplicate account statements to Compliance. Trading Rules for Trustees Trades in Covered Securities You must refrain from trading in a Covered Security when you have knowledge of Janus trading recommendations for that security. Additionally, you must certify annually that you adhered to this requirement.

Janus Mutual Funds – Ninety Day Rule Trading in and out of Janus Funds within 90 days is discouraged. If you do, then you must surrender any profits resulting from the purchase and subsequent sale, or sale and subsequent purchase. The Ninety Day Rule does not apply to systematic transactions such as payroll deduction, automatic monthly investments, or 401(k) contributions. However, it does apply to all other non-systematic transactions including periodic rebalancing. Profit calculations are determined by the Last-in, First-out (LIFO) method. JNS Securities Fund Trustees are prohibited from owning Janus Capital Group (JNS) securities. Gifts and Entertainment Policy for Trustees Gifts As a Fund Trustee, you are prohibited from soliciting gifts or entertainment from Janus. You may not receive more than $100 in gifts in a calendar year from Janus. Gifts are things of value received where there was no direct meeting with Janus. Entertainment You may attend Janus hosted events, (such as occasional meals, sporting events, theater/Broadway shows, golf outings, an invitation to a reception or cocktail party or comparable entertainment where Janus personnel are in attendance). The maximum per outing is a $300 value and, if applicable, a $600 value for you and your guest. The limits apply to the total market value cost (not face value) of the outing, including meals, travel (airfare/ hotels/ cars), sporting events, limo rides, etc. The aggregate value of all such benefits may not exceed $1,500 per calendar year. These limitations do not apply to meals served in conjunction with board meetings. Certification Requirements You must certify, at least annually, that any gifts and entertainment received from Janus were in accordance with this policy.

Janus Capital Group Directors The following rules apply to the Directors of Janus Capital Group. Janus Mutual Funds – Ninety Day Rule Trading in and out of Janus Funds within 90 days is discouraged. If you do, then you must surrender any profits resulting from the purchase and subsequent sale, or sale and subsequent purchase. The Ninety Day Rule does not apply to systematic transactions such as payroll deduction, automatic monthly investments, or 401(k) contributions. However, it does apply to all other non-systematic transactions including periodic rebalancing. Profit calculations are determined by the Last-in, First-out (LIFO) method. Trading in JNS Securities Insider trading laws prohibit the trading of securities based on your knowledge of material, non-public information. Since you routinely have access to material, non-public information regarding Janus, you are deemed an Insider and a Restricted Person and are subject to the policies outlined below. As a Director and Section 16 officer of Janus: 1. You are required to preclear any JNS transactions and to file reports relating to your JNS ownership; 2. You are liable to the Company for any “profits” made on six (6) month short swing transactions (i.e., a sale and a purchase, or a purchase and a sale, occurring within a six (6) month period) in JNS; and 3. You are prohibited from engaging in short sales of JNS. Our Ethics Rules prohibit short term trading in JNS and JNS transactions that are speculative in nature. Speculative trading is characterized by short sales, transactions in “put” or “call” options or similar derivative transactions. Janus allows you to trade in JNS only during the Window Period. The Window Period generally opens the day after Janus publicly announces its quarterly earnings and closes ten (10) calendar days prior to each quarter end. Unless you have received permission from Compliance, you may not trade JNS outside the Window Period. Non-discretionary transactions in JNS securities do not require preclearance (e.g., the grant of JNS as part of a compensation or benefit plan).

Enforcement Guidelines Ethics Committee Sanctions If you violate any of the requirements, restrictions or prohibitions of the Ethics Rules, you may be subject to sanctions imposed by the Ethics Committee. The Ethics Committee will use the following guidelines for recommending remedial actions for individuals who violate or disregard the Ethics Rules. The guidelines are designed to promote consistency and uniformity of sanctions and disciplinary matters. The severity of the disciplinary action taken will vary based on factors considered relevant by the Ethics Committee including: • if the violation was a technical violation of the Ethics Rules or an inadvertent oversight, • whether the violation was due to the employee’s actions or that of a family member, and • if there is a pattern of violations. All material violations of the Ethics Rules and any sanctions imposed will be reported periodically to the Fund Trustees. Deviations from the Best Price, Sixty Day and Ninety Day Rules are not considered violations under the Ethics Rules and, generally, are not subject to the enforcement guidelines. Procedures Upon learning of a potential violation of the Ethics Rules, Compliance will notify the employee and provide a written recommendation of action to the Ethics Committee. The Ethics Committee has full discretion to approve such recommendation or impose other sanctions it deems appropriate. These sanctions may include, without limitation: • Memorandum of warning or reprimand that generally reinforces the person’s responsibilities under the Ethics Rules, educates the person on the severity of the violation, and informs the person of the possible penalties for future violations of the Ethics Rules • Requirement to repeat the applicable portion of Ethics Rules Training • Attendance at a meeting with the person’s manager and Compliance representative • Suspension of personal trading privileges • Withholding of unearned bonus payments • Termination of employment

Additional Sanctions In addition to the above disciplinary sanctions, the Ethics Committee may require the surrender of any profits realized in connection with a violation. Profits collected are donated to a charitable organization selected by the Ethics Committee. The Ethics Committee may impose any sanctions, including termination, immediately and without notice if it determines that the severity of any violation or violations warrants such action. All sanctions imposed are documented and maintained by Compliance and are reported to the Fund Trustees and Human Resources. Reporting Violations If you become aware of violations or potential violations of our Ethics Rules or applicable legal and regulatory requirements by Janus personnel, you are required to report these issues to your supervisor, Compliance or Legal representative. You may also make anonymous reports of possible violations by calling 1-800-326-LOSS (U.S. employees) or 001-770-613-6374 (non-U.S. employees). An employee who in good faith reports illegal or unethical behavior will not be subject to reprisal or retaliation for making a report. Report any concern about retaliation immediately. Retaliating against employees for reporting possible violations of our Ethics Rules will result in disciplinary action.

Glossary Access Person An employee or contractor who has access to non-public information regarding the portfolio holdings or trading of securities in Client accounts Beneficial Ownership You are the beneficial owner of any account in which you have a direct or indirect financial interest. This includes accounts held in the name of your spouse or equivalent domestic partner, your minor children, a relative sharing your home or trusts for which you are a beneficiary. Business Relationship Any one person or entity that does or seeks to do business with or on behalf of Janus or any Client. Clients All mutual funds advised or subadvised by Janus or its subsidiaries and individual and institutional advisory clients of Janus. Corporate Action A corporate action is an event initiated by an issuer that can result in a change to its shareholders’ ownership. Examples include stock dividends, stock splits, reverse stock splits, mergers, consolidations, spin-offs or other similar corporate reorganizations. Covered Securities Generally, all securities, whether publicly or privately traded and any derivative thereof. The following investments are not Covered Securities: 1. Shares of registered open-end investment companies (e.g., mutual funds) and shares of unit investment trusts that invest exclusively in registered open-end investment companies. 2. Direct obligations of the U.S. government (e.g., Treasury securities) or any derivative thereof. 3. High-quality short-term debt instruments, such as bank certificates of deposit, banker’s acceptances, repurchase agreements, and commercial paper. 4. Insurance contracts, including life insurance or annuity contracts. 5. Direct investments in real estate, private business franchises or similar ventures. 6. Physical commodities or any derivatives thereof.

Directors Members of the Board of Directors of Janus Capital Group. Independent Fund Trustees Trustees of the Janus Investment Fund and the Janus Aspen Series who hold no positions within Janus Capital Group. Interested Fund Trustees Trustees of the Janus Investment Fund and the Janus Aspen Series who also hold a position within Janus Capital Group. Investment Person An employee who: • has access to information regarding portfolio holdings, active trades or recommendations for future trades • makes or participates in making, decisions regarding the trading of securities in any Client account, or • assists in the trade process. Janus Janus Capital Group and all of its subsidiaries. Janus Funds The funds included in the Janus Investment Fund, the Janus Aspen Series, Janus Capital Funds Plc and any other mutual fund or unregistered product to which Janus or subsidiary is the adviser or sub-adviser. Restricted Person Any Director or officer of Janus Capital Group and any employee or contractor who has direct or indirect access to material, non-public information regarding JNS. Significant Life Event Purchase of a home or payment of medical or education expenses. Window Period (for JNS trades) The Window Period generally opens the day after JNS publicly announces its quarterly earnings and closes ten (10) calendar days prior to each quarter end.

Appendix A – Securities Matrix Type of Security Is Reporting Required? Is Preclearance Required? American Depository Receipts/shares/Units (ADRs/ADSs/ADUs) Yes Yes (against underlying security and ADR/ADU) Annuities—Fixed Only if Janus Products are available as an investment option No Annuities – Adjuste Bonds and other debt instruments, including, but not limited to:—Corporate—U.S. Guaranteed or of federally sponsored enterprises (FHLMC, FNMA, GNMA, etc.)—Municipal—Closely Held Yes Yes Bonds and other direct debt instruments of the U.S. Government: (e.g., Treasury notes, bills bonds or STRIPS) No No Bonds—convertible Yes Yes (against both underlying stock and convertible debt) Bank Certificates of Deposit, Savings Certificates, checking and savings accounts and money market accounts, bankers’ acceptances, commercial paper and high quality short-term debt instruments, including repurchase agreements. No No Derivatives (DEC, ELKS, PRIDES, etc.) Yes Yes (against underlying stock an derivative) Exchange Trade Funds (ETFs) and Exchange Trade Notes (ETNs) Yes Yes (except those on the Pre-Approved ETF List) Type of Security Is Reporting Required? Is Preclearance Required?

Futures: physical commodities, currencies or any derivatives thereof No No Futures: other than previously listed Yes Yes Hedge Funds Yes Yes Initial Public Offerings Prohibited Prohibited Janus Company Stock (JNS) Yes Yes (speculative trading is prohibited) Janus Company Stock Options (obtained as part of an incentive plan) Yes Once the options have become exercisable Yes Janus Mutual Funds and Janus subadvised products Yes No Life Insurance Only if Janus products are available as an investment option No Limited Offerings Yes Yes Managed or Wrap Accounts Yes Yes Mutual Funds – Non-Janus, open-end No No Mutual Funds – closed-end Yes Yes Options – exercise of option to buy or sell underlying stock Yes Yes REITs (Real Estate Investment Trusts) Yes Yes Short sales Yes Yes Stocks (common or preferred) Yes Yes Treasury Inflation Protected Securities No No Unit Investment Trusts (UITs) No No IMPORTANT NOTE: This summary was prepared as a convenient quick reference for Janus personnel and related parties. It does not supersede or replace the Ethics Rules, which all Janus personnel are required to review and follow. In the event of any conflict between this summary and the Ethics Rules, the Ethics Rules will control. If you have questions about any compliance-related issue, you should contact your Compliance or Legal representative for clarification.

Appendix B – Pre-Approved ETF List US ETFs Fund Name Ticker iPath DJ?UBS Commodity Index TR ETN DJP iPath S&P 500 VIX Short?Term Futures ETN VXX iShares Barclays 1?3 Year Credit Bond CSJ iShares Barclays 1?3 Year Treasury Bond SHY iShares Barclays 20+ Year Treas Bond TLT iShares Barclays 3?7 Year Treasury Bond IEI iShares Barclays 7?10 Year Treasury IEF iShares Barclays Aggregate Bond AGG iShares Barclays Credit Bond CFT iShares Barclays Intermediate Credit Bd CIU iShares Barclays MBS Bond MBB iShares Barclays Short Treasury Bond Fund SHV iShares Barclays TIPS Bond TIP iShares Dow Jones Select Dividend Index DVY iShares Gold Trust IAU iShares iBoxx $ High Yield Corporate Bd HYG iShares iBoxx $ Invest Grade Corp Bond LQD iShares JPMorgan USD Emerg Markets Bond EMB iShares MSCI ACWI Index ACWI iShares MSCI EAFE Growth Index EFG iShares MSCI EAFE Index EFA iShares MSCI EAFE Small Cap Index SCZ iShares MSCI EAFE Value Index EFV iShares MSCI Emerging Markets Index EEM iShares Russell 1000 Growth Index IWF iShares Russell 1000 Index IWB iShares Russell 1000 Value Index IWD iShares Russell 2000 Growth Index IWO iShares Russell 2000 Index IWM iShares Russell 2000 Value Index IWN iShares Russell 3000 Index IWV iShares Russell Midcap Growth Index IWP iShares Russell Midcap Index IWR iShares Russell Midcap Value Index IWS iShares S&P 100 Index OEF iShares S&P 500 Growth Index IVW iShares S&P 500 Index IVV iShares S&P 500 Value Index IVE Approved 8/7/2012

US ETFs Fund Name Ticker iShares S&P Europe 350 Index IEV iShares S&P Global 100 Index IOO iShares S&P GSCI Commodity?Indexed Trust GSG iShares S&P MidCap 400 Growth Index IJK iShares S&P MidCap 400 Index IJH iShares S&P MidCap 400 Value Index IJJ iShares S&P National AMT?Free Muni Bd MUB iShares S&P SmallCap 600 Growth IJT iShares S&P SmallCap 600 Index IJR iShares S&P SmallCap 600 Value Index IJS iShares S&P U.S. Preferred Stock Index PFF iShares Silver Trust SLV PowerShares DB Commodity Index Tracking DBC PowerShares DB US Dollar Index Bullish UUP PowerShares Emerging Mkts Sovereign Debt PCY PowerShares FTSE RAFI US 1000 PRF PowerShares Preferred PGX PowerShares QQQ QQQ Rydex S&P 500 Equal Weight RSP SPDR Barclays Capital 1?3 Month T?Bill ETF BIL SPDR Barclays Capital High Yield Bond JNK SPDR Barclays Capital Intl Treasury Bond BWX SPDR DB Intl Govt Infl?Protected Bond WIP SPDR Dow Jones Industrial Average DIA SPDR Gold Shares GLD SPDR Nuveen Barclays Capital Muni Bond TFI SPDR Nuveen Barclays Capital Short Term Municipal Bond SHM SPDR S&P 500 SPY SPDR S&P Dividend SDY SPDR S&P MidCap 400 MDY Vanguard Dividend Appreciation ETF VIG Vanguard Extended Market Index ETF VXF Vanguard FTSE All?Wld ex?US SmCp Idx ETF VSS Vanguard FTSE All?World ex?US ETF VEU Vanguard Growth ETF VUG Vanguard High Dividend Yield Indx ETF VYM Vanguard Intermediate?Term Bond ETF BIV Approved 8/7/2012

US ETFs Fund Name Ticker Vanguard Interm?Tm Corp Bd Idx ETF VCIT Vanguard Large Cap ETF VV Vanguard Long?Term Bond Index ETF BLV Vanguard Mid?Cap ETF VO Vanguard Mid?Cap Growth ETF VOT Vanguard Mid?Cap Value ETF VOE Vanguard MSCI EAFE ETF VEA Vanguard MSCI Emerging Markets ETF VWO Vanguard MSCI Pacific ETF VPL Vanguard S&P 500 ETF VOO Vanguard Short?Term Bond ETF BSV Vanguard Short?Term Corporate Bond ETF VCSH Vanguard Small Cap ETF VB Vanguard Small Cap Growth ETF VBK Vanguard Small Cap Value ETF VBR Vanguard Total Bond Market ETF BND Vanguard Total Intl Stock Idx ETF VXUS Vanguard Total Stock Market ETF VTI Vanguard Total World Stock Index ETF VT Vanguard Value ETF VTV WisdomTree Emerging Markets Equity Inc DEM WisdomTree LargeCap Dividend DLN UK ETFs Fund Name Ticker db X?trackers FTSE 100 ETF XUKX_LN db X?trackers FTSE 250 ETF XMCX_LN db X?trackers FTSE ALL?SHARE ETF XASX_LN db X?trackers MSCI Europe TRN Index ETF XMEU_LN db X?trackers Stoxx Global Select Div 100 ETF XGSD_LN HSBC FTSE 100 ETF HUKX_LN HSBC MSCI EUROPE ETF HMEU_LN SPDR FTSE UK All Share ETF FTAL_LN SPDR S&P Euro Dividend Aristocrats ETF EUDV_LN SPDR S&P UK Dividend Aristocrats ETF UKDV_LN Amundi ETF MSCI UK CUK_LN iShares MSCI Europe IMEU_LN iShares FTSE UK Dividend Plus IUKD_LN Approved 8/7/2012

Singapore ETFs Fund Name Ticker iShares S&P 500 Index Fund IVV SP iShares MSCI Singapore (Free) Index Fund EWS SP db x?trackers MSCI Em Mkt Index ETF XMEM SP db x?trackers MSCI World Index XMWO SP db x?trackers DJ Euro STOXX 50 XESX SP db x?trackers MSCI Em Asia TRN Index ETF XMAS SP db x?trackers MSCI Europe TRN Index ETF XMEU SP db x?trackers MSCI Japan TRN Index ETF LF2 SP db x?trackers MSCI AC Asia ex Japan Index ETF XAXJ SP db x?trackers S&P500 ETF K6K SP db x?trackers CSI300 Index ETF XCSI SP Lyxor ETF MSCI Emerging Markets LEM SP Lyxor ETF China Enterprise (HSCEI) ASI SP Lyxor ETF MSCI World WLD SP Lyxor ETF MSCI Europe MEU SP Lyxor ETF Dow Jones Industrial Average DJI SP Lyxor ETF MSCI AC Asia Pacific ex Japan AEJ SP Lyxor ETF Japan (TOPIX®) JPN SP Lyxor ETF Commodities CRB CRB SP Diamonds Trust Series I DIA SP SPDR Gold Shares GLD SP Approved 8/7/2012

Hong Kong ETFs Fund Name Ticker CountryiShares Asia Trust ? iShares FTSE A50 China Tracker 2823 HK iShares Asia Trust ? iShares MSCI China 2801 HK iShares MSCI Emerging Asia Index ETF 2802 HK iShares MSCI Asia APEX Small Cap Index ETF 3004 HK iShares MSCI Asia APEX 50 Index ETF 3010 HK iShares MSCI Asia APEX Mid Cap Index ETF 3032 HK WISE ? CSI 300 China Tracker 2827 HK db x?trackers MSCI Emg Mkt TRN Index ETF 3009 HK db x?trackers MSCI World Index 3019 HK db x?trackers MSCI USA TRN Index 3020 HK db x?trackers MSCI Em Asia TRN Index ETF 3035 HK db x?trackers MSCI Pacific ex Japan INDEX ETF 3043 HK db x?trackers CSI300 Index ETF 3049 HK db x?trackers US Dollar Cash ETF 3011 HK db x?trackers MSCI China TRN Index ETF 3055 HK Hang Seng Index ETF 2833 HK Hang Seng H?Share Index ETF 2828 HK ABF Hong Kong Bond Index Fund 2819 HK SPDR Gold Trust 2840 HK Tracker Fund of Hong Kong 2800 HK ABF Pan?Asia Bond Index Fund 2821 HK Approved 8/7/2012